Exhibit 23.8

CONSENT OF NOMINEE FOR DIRECTOR OF OCEANFREIGHT INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of OceanFreight Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Konstandinos Kandylidis

Name:  Konstandinos Kandylidis

Date:    April 9, 2007